Century Communities Reports Record Second Quarter 2020 Results

- Home Deliveries Grew 26% to a Company Record 2,480 Homes -

- Net New Home Contracts Increased 22% to a Company Record 2,664 Homes -

- Net Homebuilding Debt to Net Capital Improved 910 Basis Points to 37.5% -

Greenwood Village, Colorado (July 28, 2020) – Century Communities, Inc. (NYSE: CCS), a leading national homebuilder, today announced financial results for its second quarter ended June 30, 2020.

Second Quarter 2020 Highlights Compared to Second Quarter 2019

•	Adjusted net income increased 71% to a record $40.3 million or $1.21 per diluted share and net income increased 148% to a record $38.5 million or $1.15 per diluted share
•	Home sales revenues increased 23% to a record $747.4 million
•	Home deliveries grew to a Company record 2,480 homes or 26%
•	Net new home contracts increased 22% to a Company record 2,664 homes
•	Homes in backlog improved to 2,778 homes with a value of $962.8 million, a 23% increase
•	Adjusted EBITDA increased 50% to a record $74.0 million
•	Quarter end total liquidity of $860 million, including cash of $220 million
•	Net homebuilding debt to net capital improved to 37.5%

Dale Francescon, Co-Chief Executive Officer, stated, “We delivered a record second quarter including the highest sales, closings and absorptions in the company’s history while further expanding our profitability despite the ongoing challenges of the COVID-19 health crisis. Our impressive results are strong evidence of a robust homebuilding environment, supported by tight resale inventory and historically-low mortgage rates, and increased demand for our affordable, new homes. Based on the strength of our year-to-date results, we remain confident that positive, industry and company specific tailwinds will continue to fuel sales growth across our diverse, geographic footprint.”

Rob Francescon, Co-Chief Executive Officer, said, “With our record double-digit sales and closings in the second quarter, we continued to execute on our strategic goal of capturing an ever increasing share of entry-level homebuyer demand. We accomplished this task while reducing our net homebuilder debt to net capital ratio to 37.5% from 46.6% at the end of the first quarter, a 910 basis point improvement. We ended the quarter with a healthy backlog of 2,778 homes valued at $963 million dollars, a 23% year-over-year increase, as we continue to create long-term value for all our stakeholders.”

Second Quarter 2020 Results

Adjusted net income for the second quarter increased 71% to $40.3 million, or $1.21 per diluted share, as compared to $23.6 million, or $0.77 per diluted share, for the prior year quarter. Net income for the second quarter 2020 increased 148% to $38.5 million, or $1.15 per diluted share as compared to $15.5 million or $0.51 per diluted share for the prior year quarter.

Home sales revenues for the second quarter 2020 increased 23% to $747.4 million, compared to $608.6 million for the prior year quarter. The growth in home sales revenues was primarily due to a 26% increase in deliveries to 2,480 homes compared to 1,967 homes for the prior year quarter. Average sales price of home deliveries for the second quarter 2020 decreased to $301,400, compared to $309,400 in the prior year quarter, consistent with the Company’s strategy of offering more affordably priced homes across its brands.

Adjusted homebuilding gross margin percentage, excluding interest and impairments, was 19.5% in the second quarter of 2020, as compared to 19.6% in the prior year quarter. Homebuilding gross margin percentage in the second quarter 2020 was 16.9%, as compared to 17.2% in the prior year quarter. SG&A as a percent of home sales revenues improved 80 basis points to 11.6%, compared to 12.4% in the prior year quarter.

Net new home contracts in the second quarter 2020 increased 22% to 2,664 homes, compared to 2,182 homes in the prior year quarter. At the end of the second quarter 2020, the Company had 2,778 homes in backlog, representing $962.8 million of backlog dollar value.

Financial services revenues increased to $25.7 million compared to $9.9 million in the prior year quarter, and financial services pretax income increased $10.8 million to $13.0 million from $2.2 million.

Strengthened Balance Sheet and Liquidity

The Company ended the quarter with a strong financial position including $1.1 billion of stockholders’ equity, $220 million of cash and $860 million of total liquidity.

As of June 30, 2020, net homebuilding debt to net capital decreased to 37.5%, an improvement of 910 basis points from 46.6% in the first quarter of 2020.

Full Year 2020 Outlook

David Messenger, Chief Financial Officer of the Company, commented, “Given the strength of our second quarter results and continued sales momentum, we are providing full year guidance of deliveries in the range of 8,800 to 9,500 homes and home sales revenues in the range of $2.7 billion to $3.0 billion. Achieving the high or low ends of our ranges will largely be determined by near-term economic conditions and our results may be impacted by factors such as national unemployment and potential, future waves of the Coronavirus.”

Conference Call

The Company will host a webcast and conference call on Tuesday, July 28, 2020 at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s second quarter 2020 results, discuss recent events and conduct a question-and-answer period. To participate in the call, please dial 877-451-6152 (domestic) or 201-389-0879 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through August 28, 2020, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13705810. A replay of the webcast will be available on the Company’s website.

About Century Communities:

Century Communities, Inc. (NYSE: CCS) is a top 10 national homebuilder. Offering new homes under the Century Communities and Century Complete brands, Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Colorado-based company operates in 17 states across the U.S., and offers title, insurance and lending services in select markets through its Parkway Title, IHL Insurance Agency, and Inspire Home Loan subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: Adjusted Net Income, Adjusted Diluted Earnings per Common Share (Adjusted Diluted EPS), Adjusted Homebuilding Gross Margin, Adjusted EBITDA, and Ratio of Homebuilding Net Debt to Net Capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “continue,” “will,” “may,” “potential,” “looking ahead,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2020, its intent to take certain actions to successfully navigate through the current COVID-19 crisis and the success of these actions on its future operating results. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, the potential impact of COVID-19 on the Company’s business, industry and broader economy, the ability to identify and acquire desirable land, availability of financing, the effect of interest rate and tax changes, reliance on contractors, and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Home sales revenues	$747,415	$608,636	$1,320,125	$1,131,938
Land sales and other revenues	3,307	1,399	23,411	2,754
Total homebuilding revenues	750,722	610,035	1,343,536	1,134,692
Financial services revenue	25,722	9,915	35,517	18,315
Total revenues	776,444	619,950	1,379,053	1,153,007
Homebuilding Cost of Revenues
Cost of home sales revenues	(620,655)	(503,928)	(1,091,181)	(937,685)
Cost of land sales and other revenues	(2,384)	(877)	(16,551)	(1,491)
Total homebuilding cost of revenues	(623,039)	(504,805)	(1,107,732)	(939,176)
Financial services costs	(12,744)	(7,747)	(22,330)	(14,576)
Selling, general, and administrative	(86,706)	(75,217)	(160,325)	(144,153)
Loss on debt extinguishment	—	(10,832)	—	(10,832)
Inventory impairment and other	(910)	—	(1,691)	—
Other income (expense)	(2,942)	(519)	(2,784)	(443)
Income before income tax expense	50,103	20,830	84,191	43,827
Income tax expense	(11,653)	(5,335)	(19,615)	(11,215)
Net income	$38,450	$15,495	$64,576	$32,612

Earnings per share:
Basic	$1.15	$0.51	$1.94	$1.08
Diluted	$1.15	$0.51	$1.93	$1.07
Weighted average common shares outstanding:
Basic	33,340,184	30,341,628	33,274,056	30,272,818
Diluted	33,461,694	30,568,848	33,469,069	30,506,945

Century Communities, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30,	December 31,
	2020	2019
Assets	(unaudited)	(audited)
Cash and cash equivalents	$173,521	$55,436
Cash held in escrow	46,619	35,308
Accounts receivable	22,846	27,438
Inventories	1,898,503	1,995,549
Mortgage loans held for sale	219,615	185,246
Prepaid expenses and other assets	115,095	124,008
Property and equipment, net	33,277	35,998
Deferred tax assets, net	11,911	10,589
Goodwill	30,395	30,395
Total assets	$2,551,782	$2,499,967
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$49,635	$84,794
Accrued expenses and other liabilities	277,526	213,975
Notes payable	897,664	896,704
Revolving line of credit	—	68,700
Mortgage repurchase facilities	197,469	174,095
Total liabilities	1,422,294	1,438,268
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 33,350,633 and 33,067,375 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	334	331
Additional paid-in capital	687,564	684,354
Retained earnings	441,590	377,014
Total stockholders' equity	1,129,488	1,061,699
Total liabilities and stockholders' equity	$2,551,782	$2,499,967

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended
	June 30,
	2020	2019	% Change
West	389	329	18.2%
Mountain	474	417	13.7%
Texas	391	244	60.2%
Southeast	566	411	37.7%
Century Complete	844	781	8.1%
Total	2,664	2,182	22.1%

	Six Months Ended
	June 30,
	2020	2019	% Change
West	725	532	36.3%
Mountain	1,088	871	24.9%
Texas	724	473	53.1%
Southeast	1,082	756	43.1%
Century Complete	1,433	1,408	1.8%
Total	5,052	4,040	25.0%

Home Deliveries

(dollars in thousands)

	Three Months Ended June 30,
	2020		2019		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	313	$530.6	255	$529.9	22.7%	0.1%
Mountain	417	$418.6	411	$433.9	1.5%	(3.5)%
Texas	400	$246.4	213	$288.7	87.8%	(14.7)%
Southeast	515	$338.8	360	$346.2	43.1%	(2.1)%
Century Complete	835	$160.1	728	$149.8	14.7%	6.9%
Total / Weighted Average	2,480	$301.4	1,967	$309.4	26.1%	(2.6)%

	Six Months Ended June 30,
	2020		2019		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	546	$536.0	455	$543.3	20.0%	(1.3)%
Mountain	813	$407.2	778	$433.1	4.5%	(6.0)%
Texas	644	$246.4	379	$295.3	69.9%	(16.6)%
Southeast	883	$346.4	695	$341.3	27.1%	1.5%
Century Complete	1,458	$159.0	1,323	$150.1	10.2%	5.9%
Total / Weighted Average	4,344	$303.9	3,630	$311.8	19.7%	(2.5)%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

Selling communities at period end	As of June 30,		Increase/(Decrease)
	2020	2019	Amount	% Change

West	23	20	3	15.0%
Mountain	38	42	(4)	(9.5)%
Texas	21	21	—	—%
Southeast	40	42	(2)	(4.8)%
Century Complete	N/A	N/A	N/A	N/A
Total	122	125	(3)	(2.4)%

N/A – Not applicable

Backlog

(dollars in thousands)

	As of June 30,
	2020			2019			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	381	$203,395	$533.8	295	$146,071	$495.2	29.2%	39.2%	7.8%
Mountain	648	281,999	$435.2	494	214,673	$434.6	31.2%	31.4%	0.1%
Texas	355	95,193	$268.1	275	83,172	$302.4	29.1%	14.5%	(11.3)%
Southeast	712	262,096	$368.1	531	187,306	$352.7	34.1%	39.9%	4.4%
Century Complete	682	120,068	$176.1	996	152,930	$153.5	(31.5)%	(21.5)%	14.7%
Total / Weighted Average	2,778	$962,751	$346.6	2,591	$784,152	$302.6	7.2%	22.8%	14.5%

Lot Inventory

	As of June 30,
	2020			2019			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	2,970	1,566	4,536	3,310	1,846	5,156	(10.3)%	(15.2)%	(12.0)%
Mountain	6,697	3,740	10,437	5,011	5,559	10,570	33.6%	(32.7)%	(1.3)%
Texas	2,871	2,272	5,143	3,829	1,384	5,213	(25.0)%	64.2%	(1.3)%
Southeast	3,724	2,879	6,603	4,730	2,566	7,296	(21.3)%	12.2%	(9.5)%
Century Complete	2,935	5,178	8,113	3,325	5,633	8,958	(11.7)%	(8.1)%	(9.4)%
Total	19,197	15,635	34,832	20,205	16,988	37,193	(5.0)%	(8.0)%	(6.3)%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted Net Income and Adjusted Diluted Earnings per Common Share (Adjusted Diluted EPS) is a non-GAAP financial measure that we believe is useful to management, investors and other users of the Company’s financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. Adjusted Diluted EPS is calculated by excluding the effect of loss on debt extinguishment, inventory impairment, acquisition costs and purchase price accounting for acquired work in process from the calculation of reported EPS.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Numerator
Net income	$38,450	$15,495	$64,576	$32,612
Denominator
Weighted average common shares outstanding - basic	33,340,184	30,341,628	33,274,056	30,272,818
Dilutive effect of restricted stock units	121,510	227,220	195,013	234,127
Weighted average common shares outstanding - diluted	33,461,694	30,568,848	33,469,069	30,506,945
Earnings per share:
Basic	$1.15	$0.51	$1.94	$1.08
Diluted	$1.15	$0.51	$1.93	$1.07

Adjusted Earnings per share
Numerator
Income before income tax expense	$50,103	$20,830	$84,191	$43,827
Inventory impairment and other	910	—	1,691	—
Restructuring costs	1,584	—	1,584	—
Loss on debt extinguishment	—	10,832	—	10,832
Purchase price accounting for acquired work in process inventory	—	—	—	1,724
Adjusted income before income tax expense	52,597	31,662	87,466	56,383
Adjusted income tax expense(1)	(12,254)	(8,102)	(20,378)	(14,428)
Adjusted net income	40,343	23,560	67,088	41,955

Denominator - Diluted	33,461,694	30,568,848	33,469,069	30,506,945

Adjusted diluted earnings per share	$1.21	$0.77	$2.00	$1.38

(1)

The tax rate used in calculating adjusted net income for the three and six months ended June 30, 2020 was 23.3% which is reflective of the Company’s GAAP tax rate for the applicable period, as adjusted for certain discrete items. For the three and six months ended June 30, 2019 the tax rate utilized was our GAAP tax rate of 25.6%.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding impairment, interest and purchase price accounting for acquired work in process inventory is not a measurement of financial performance under United States generally accepted accounting principles; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment, indebtedness and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended June 30,

	2020	%	2019	%

Home sales revenues	$747,415	100.0%	$608,636	100.0%
Cost of home sales revenues	(620,655)	(83.0)%	(503,928)	(82.8)%
Inventory impairment and other	(910)	(0.1)%	—	—%
Gross margin from home sales	125,850	16.9%	104,708	17.2%
Add: Inventory impairment and other	910	0.1%	—	—%
Add: Interest in cost of home sales revenues	18,694	2.5%	14,655	2.4%
Adjusted homebuilding gross margin excluding interest and inventory impairment and other	145,454	19.5%	119,363	19.6%
Add: Purchase price accounting for acquired work in process inventory	—	—%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and other and purchase price accounting for acquired work in process inventory	$145,454	19.5%	$119,363	19.6%

	Six Months Ended June 30,

	2020	%	2019	%

Home sales revenues	$1,320,125	100.0%	$1,131,938	100.0%
Cost of home sales revenues	(1,091,181)	(82.7)%	(937,685)	(82.8)%
Inventory impairment and other	(1,691)	(0.1)%	—	—%
Gross margin from home sales	227,253	17.2%	194,253	17.2%
Add: Inventory impairment and other	1,691	0.1%	—	—%
Add: Interest in cost of home sales revenues	32,379	2.5%	27,241	2.4%
Adjusted homebuilding gross margin excluding interest and inventory impairment and other	261,323	19.8%	221,494	19.6%
Add: Purchase price accounting for acquired work in process inventory	—	—%	1,724	0.2%
Adjusted homebuilding gross margin excluding interest, inventory impairment and other and purchase price accounting for acquired work in process inventory	$261,323	19.8%	$223,218	19.7%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure we use as a supplemental measure in evaluating operating performance. The Company defines adjusted EBITDA as consolidated net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense, (iv) loss on debt extinguishment, (v) inventory impairment and other, (vi) depreciation and amortization expense, and (vii) adjustments resulting from the application of purchase accounting for acquired work in process inventory related to business combinations. The Company believes adjusted EBITDA provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that this measurement is useful for comparing general operating performance from period to period. Adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The Company’s presentation of adjusted EBITDA should not be construed as an indication that its future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is limited as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net income	$38,450	$15,495	148.1%	$64,576	$32,612	98.0%
Income tax expense	11,653	5,335	118.4%	19,615	11,215	74.9%
Interest in cost of home sales revenues	18,694	14,655	27.6%	32,379	27,241	18.9%
Interest expense (income)	(684)	—	NM	(847)	15	(5,746.7)%
Depreciation and amortization expense	3,427	3,122	9.8%	6,842	6,196	10.4%
EBITDA	71,540	38,607	85.3%	122,565	77,279	58.6%
Loss on debt extinguishment	—	10,832	NM	—	10,832	NM
Inventory impairment and other	910	—	NM	1,691	—	NM
Restructuring costs	1,584	—	NM	1,584	—	NM
Purchase price accounting for acquired work in process inventory	—	—	NM	—	1,724	NM
Adjusted EBITDA	$74,034	$49,439	49.7%	$125,840	$89,835	40.1%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (senior notes payable and revolving line of credit less cash held in escrow and cash and cash equivalents) by net capital (net homebuilding debt plus total stockholders’ equity). The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	June 30,	December 31,
	2020	2019
Total homebuilding debt	$897,664	$965,404
Total stockholders' equity	1,129,488	1,061,699
Total capital	$2,027,152	$2,027,103
Homebuilding debt to capital	44.3%	47.6%

Total homebuilding debt	$897,664	$965,404
Cash and cash equivalents	(173,521)	(55,436)
Cash held in escrow	(46,619)	(35,308)
Net homebuilding debt	677,524	874,660
Total stockholders' equity	1,129,488	1,061,699
Net capital	$1,807,012	$1,936,359

Net homebuilding debt to net capital	37.5%	45.2%

Contact Information:

Hunter Wells, Vice President of Investor Relations

719-426-3520

Hunter.Wells@CenturyCommunities.com

Category:
Earnings